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     After the merger discussed in Note 2 to the Financial Statements is effected, we will be in a position to render the following consent.

                                          /s/ COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
February 13, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 3, 1998, except as to the information presented in
Note 2, for which the date is ________ on our audits of the Financial Statements of Professional Detailing, Inc. We also consent to the references to our firm under the caption 'Experts.'

Parsippany, New Jersey
February  , 1998